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                                                                      EXHIBIT 21

                             THE ACTAVA GROUP INC.

                                 CORPORATE DATA

                                 March 28, 1995

                                                                             Federal
                          State of                 Date of                   Identification
                          Incorporation            Incorporation             Number
                          -------------            -------------             -------------
                          Delaware                 3-15-68                   58-0971455

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                                                             SUBSIDIARIES

                                                                               Percent of Voting      Federal
                                           State of           Date of          Power Owned by         I.D.
Name                                       Incorporation      Incorporation    Immediate Parent       Number
-----------------------------------        -------------      -------------    -----------------      ----------
Actava Financial, Ltd.                     Delaware           6-8-89           100%                   51-0317847

Actava Insurance Company Limited           Bermuda            12-12-75         100%                   98-0092218

Actava Risk Retention Group Captive
 Insurance Company of Georgia, Inc.        Georgia            6-8-89           100%                   58-1840772

Actava SHL, Inc.                           Georgia            8-26-83          100%                   58-1532302

Aliso Management Co., Inc.                 California         2-16-82          100%                   58-1466150

American Seating Credit Corporation        Michigan           6-30-80          100%                   38-2322388

Snapper, Inc.                              Georgia            4-7-82           100%                   58-1473288

  Snapper Deutschland, GmbH                Federal Republic
                                           of Germany         3-31-89          100%                   N/A

  Snapper Europe SA/NV                     Belgium            2-22-89          100%                   N/A

  Snapper France SARL                      France             8-8-90           100%                   N/A

  Snapper Lawn Equipment (U.K.)            United Kingdom     3-26-90          100%                   N/A
